Smart-Tek Solutions, Inc. Announces Consummation of Acquisition of Solvis Medical Group

Anticipates 20% Revenue Increase

NEWPORT BEACH, CA., October 17, 2011 /PRNewswire/ -- Smart-Tek Solutions Inc., (OTC Markets: STTN) is pleased to announce the successful closing of the acquisition of Solvis Medical Group from American Marine, LLC, an Montana LLC. , as previously announced on September 20, 2011. Solvis Medical Staffing and Solvis Medical provide medical staffing services to hospitals, medical clinics, surgical centers, and skilled nursing facilities; and, in certain cases, nursing care t patients in their homes. Solvis Physical Therapy, Inc. is a licensed provider of physical therapy services but is presently inactive. Solvis Medical Group is estimating over $4 million in revenue with net income before taxes of approximately $300K for the quarter ending December 31, 2011.

Mr. Bonar, Chairman and CEO, stated that this acquisition not only provides additional revenue and income for the Company but as important, provides valued operating systems for personnel staffing management as well as opens an additional market for the Company to offer other staffing services including janitorial, administration, accounting personnel, and the like.

The Company has retained independent accountants to audit the balance sheet and income statements of Solvis Medical and will release the pro forma impact of this acquisition together with the audited financial statements of Solvis Medical within seventy days of this release.

About Smart-Tek Solutions, Inc:

The parent, Smart-Tek Solutions, Inc., generated revenue from the installation of security systems in construction projects. This business has been discontinued as of July 1, 2010.

About Smart-Tek Automated Services, Inc.:

Smart-Tek Automated Services, Inc. provides financial services to small and medium-size businesses, relieving our clients from many of the day-to-day tasks that negatively impact their core business operations, such as payroll processing, human resources support, workers' compensation insurance, safety programs, employee benefits, and other administrative and aftermarket services predominantly related to staffing: staff leasing, temporary staffing and co-employment. It not only provides core services, but a wide selection of employee and employer benefits and aftermarket products. As of July 1, 2010 and subsequent periods, all further financial reporting will reflect only the financial statements of Smart-tek Automated Services, Inc. The Company will operate this subsidiary as a DBA of Smart-tek Solutions, Inc.

Safe Harbor:

Statements in this press release that are not historical facts are forward-looking statements, including statements regarding future revenues and sales projections, plans for future financing, the ability to meet operational milestones and marketing arrangements and plans. Estimated revenues from its Smart-Tek Solutions, Inc. subsidiary are somewhat subjective and based on information available to the Company at the time of the determination. Also, such statements reflect management's current views, are based on certain assumptions and involve risks and uncertainties. Actual results, events, or performance may differ materially from the above forward-looking statements due to a number of important factors, and will be dependent upon a variety of factors, including, but not limited to, the continued growth of business as planned including the fruition of new agreements in hand, existing business staying intact, and our ability to obtain additional financing that will allow us to continue our current and future operations and whether demand for our products and services in domestic and potential international markets will continue to expand. The Company undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in the Company's expectations with regard to these forward-looking statements or the occurrence of unanticipated events. Factors that may impact the Company's success are more fully disclosed in the Company's most recent public filings with the U.S. Securities and Exchange Commission, including its annual report on Form 10-K for the year ended , and its subsequent filings with the SEC.

SOURCE Smart-Tek Solutions, Inc.

Source: PR Newswire (October 18, 2011 - 9:00 AM EDT)

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